UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2012

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

Identive Group, Inc. (the “Company”) has undertaken various cost reduction initiatives, including a plan to reduce workforce by eliminating approximately 50 positions, or 11% of its global workforce, by the end of 2012. The Company has begun to notify affected employees, and terminations began on June 1, 2012.

The Company expects to incur total pre-tax charges that will result in future cash expenditures in the range of $700,000 to $900,000 in 2012 in connection with the cost reduction initiatives. These charges are related to the severance and other termination benefits for terminated employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIVE GROUP, INC.

June 5, 2012	By:	/s/ Ayman S. Ashour
Ayman S. Ashour
Chief Executive Officer